EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended March 31, 2025 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition (including the proposed closing of the encumbered properties portion of the multi-tenant portfolio) by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid For Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
Key Metrics
As of and for the three months ended March 31, 2025
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$132,415
Net loss attributable to common stockholders	$(200,315)
Basic and diluted net loss per share attributable to common stockholders [2]	$(0.87)
Cash NOI [1]	$150,799
Adjusted EBITDA [1]	$138,416
AFFO attributable to common stockholders [1]	$66,220
Dividends per share - first quarter [3]	$0.275
Dividend yield - annualized, based on quarter end share price	15.0%

Balance Sheet and Capitalization
Gross asset value [4]	$6,805,493
Net debt [5] [6]	$3,721,025
Total consolidated debt [6]	$3,868,072
Total assets	$5,789,334
Liquidity [7]	$499,080

Common shares outstanding as of March 31, 2025 (thousands)	228,730

Net debt to gross asset value	54.7%
Net debt to annualized adjusted EBITDA [8]	6.7	x

Weighted-average interest rate cost [9]	4.2%
Weighted-average debt maturity (years) [10]	2.7
Interest Coverage Ratio [11]	2.5	x

Real Estate Portfolio	Total
Number of properties	1,045
Square footage (millions)	51.3
Leased	95%
Weighted-average remaining lease term (years) [12]	6.3
Footnotes:
[1]This Non-GAAP metric is reconciled below.
[2]Adjusted for net income attributable to common stockholders for common share equivalents.
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $1.10 that was in effect through the first quarter of 2025. The new annualized dividend rate $0.76 beginning in the second quarter of 2025.
[4]Defined as total assets plus accumulated depreciation and amortization as of March 31, 2025.
[5]Represents total debt outstanding of $3.9 billion, less cash and cash equivalents of $147.0 million.
[6]Excludes the effect of discounts and deferred financing costs, net. Includes two mortgages that will be assumed by the buyer, as part of the final two closings of the Multi-Tenant Retail Disposition expected to occur during the second quarter of 2025, as follows: (a) a mortgage for 12 properties secured by a $210.0 million mortgage from Société Générale and UBS AG, and (b) a mortgage for 29 properties secured by a $260.0 million mortgage from Barclays Capital Real Estate Inc., Société Générale, KeyBank and Bank of Montreal. These mortgages are classified as part of discontinued operations on the Company’s consolidated balance sheets.
[7]Liquidity includes $352.0 million of availability under the credit facility and $147.0 million of cash and cash equivalents as of March 31, 2025.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended March 31, 2025 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt. The weighted-average interest rate was 4.4% when including mortgages classified as part of discontinued operations.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Consolidated Balance Sheets (Amounts in thousands)

	March 31, 2025	December 31, 2024
ASSETS
Real estate investments, at cost:
Land	$755,520	$802,317
Buildings, fixtures and improvements	3,972,434	4,120,664
Construction in progress	2,024	3,364
Acquired intangible lease assets	648,368	695,597
Total real estate investments, at cost	5,378,346	5,621,942
Less accumulated depreciation and amortization	(1,016,159)	(999,909)
Total real estate investments, net	4,362,187	4,622,033
Real estate assets held for sale	171,675	17,406
Assets related to discontinued operations	670,483	1,816,131
Cash and cash equivalents	147,047	159,698
Restricted cash	59,144	64,510
Derivative assets, at fair value	327	2,471
Unbilled straight-line rent	92,757	89,804
Operating lease right-of-use asset	67,461	66,163
Prepaid expenses and other assets	51,360	51,504
Multi-tenant disposition receivable, net	108,729	—
Deferred tax assets	4,915	4,866
Goodwill	44,842	51,370
Deferred financing costs, net	8,407	9,808
Total Assets	$5,789,334	$6,955,764

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,774,116	$1,768,608
Revolving credit facility	547,406	1,390,292
Senior notes, net	911,416	906,101
Acquired intangible lease liabilities, net	20,441	24,353
Derivative liabilities, at fair value	2,679	3,719
Accounts payable and accrued expenses	47,789	52,878
Operating lease liability	40,673	40,080
Prepaid rent	14,389	13,571
Deferred tax liability	5,991	5,477
Dividends payable	11,990	11,909
Real estate liabilities held for sale	1,377	—
Liabilities related to discontinued operations	495,515	551,818
Total Liabilities	3,873,782	4,768,806
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,617	3,640
Additional paid-in capital	4,342,134	4,359,264
Accumulated other comprehensive loss	(15,755)	(25,844)
Accumulated deficit	(2,414,684)	(2,150,342)
Total Equity	1,915,552	2,186,958
Total Liabilities and Equity	$5,789,334	$6,955,764

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue from tenants	$132,415	$137,783	$138,666	$145,464

Expenses:
Property operating	13,953	15,430	15,164	15,934
Impairment charges	60,315	20,098	38,483	27,402
Merger, transaction and other costs	1,579	1,792	1,901	1,576
General and administrative	16,203	13,012	10,937	13,746
Equity-based compensation	3,093	2,309	2,309	2,340
Depreciation and amortization	56,334	50,248	52,746	56,654
Goodwill impairment	7,134	—	—	—
Total expenses	158,611	102,889	121,540	117,652
Operating (loss) income before (loss) gain on dispositions of real estate investments	(26,196)	34,894	17,126	27,812
(Loss) gain on dispositions of real estate investments	(1,678)	21,326	(4,280)	34,114
Operating (loss) income	(27,874)	56,220	12,846	61,926
Other income (expense):
Interest expense	(53,437)	(59,604)	(59,504)	(71,984)
Loss on extinguishment and modification of debt	(418)	(2,413)	(317)	(13,089)
(Loss) gain on derivative instruments	(3,856)	6,853	(4,747)	509
Unrealized (losses) gains on undesignated foreign currency advances and other hedge ineffectiveness	(6,351)	1,917	—	300
Other income	48	694	76	345
Total other expense, net	(64,014)	(52,553)	(64,492)	(83,919)
Net loss before income tax	(91,888)	3,667	(51,646)	(21,993)
Income tax (expense) benefit	(3,280)	(962)	(1,312)	250
Loss from continuing operations	(95,168)	2,705	(52,958)	(21,743)
Loss from discontinued operations	(94,211)	(9,227)	(12,677)	(13,921)
Net loss	(189,379)	(6,522)	(65,635)	(35,664)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(10,936)
Net loss attributable to common stockholders	$(200,315)	$(17,458)	$(76,571)	$(46,600)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations	$(0.46)	$(0.04)	$(0.28)	$(0.14)
Net loss per share from discontinued operations	(0.41)	(0.04)	(0.06)	(0.06)
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.87)	$(0.08)	$(0.33)	$(0.20)

Weighted average shares outstanding — Basic and Diluted	230,264	230,596	230,463	230,381

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
EBITDA:
Net loss	$(189,379)	$(6,522)	$(65,635)	$(35,664)
Depreciation and amortization	56,334	50,248	52,746	56,654
Interest expense	53,437	59,604	59,504	71,984
Income tax expense (benefit)	3,280	962	1,312	(250)
Discontinued operations adjustments	47,219	50,402	50,343	50,670
EBITDA	(29,109)	154,694	98,270	143,394
Impairment charges	60,315	20,098	38,583	27,402
Equity-based compensation	3,093	2,309	2,309	2,340
Merger, transaction and other costs	1,579	1,792	1,901	1,576
Loss (gain) on dispositions of real estate investments	1,678	(21,326)	4,280	(34,102)
Loss (gain ) on derivative instruments	3,856	(6,853)	4,742	(530)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,351	(1,917)	—	(300)
Loss on extinguishment and modification of debt	418	2,412	317	13,090
Other income	(48)	(1,414)	(76)	(345)
Expenses attributable to European tax restructuring [1]	—	—	—	16
Transition costs related to the REIT Merger and Internalization [2]	—	527	138	995
Goodwill impairment [3]	7,134	—	—	—
Discontinued operations adjustments	83,149	(62)	125	32
Adjusted EBITDA	138,416	150,260	150,589	153,568
General and administrative	16,203	13,012	10,937	13,746
Expenses attributable to European tax restructuring [1]	—	—	—	(16)
Transition costs related to the Merger and Internalization [2]	—	(527)	(138)	(995)
Discontinued operations adjustments	1,255	751	1,661	1,450
NOI	155,874	163,496	163,049	167,753
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	160	1,572	1,805	1,901
Straight-line rent	(5,235)	(3,896)	(5,343)	(5,349)
Cash NOI	$150,799	$161,172	$159,511	$164,305

Cash Paid for Interest:
Interest Expense - continuing operations	$53,437	$59,604	$59,504	$71,984
Interest Expense - discontinued operations	17,457	17,630	17,626	17,831
Non-cash portion of interest expense	(2,486)	(2,510)	(2,496)	(2,580)
Amortization of discounts on mortgages and senior notes	(13,960)	(15,017)	(14,156)	(24,080)
Total cash paid for interest	$54,448	$59,707	$60,478	$63,155
________
[1]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[2] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[3] This is a non-cash item and is added back as it is not considered indicative of operating performance.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(200,315)	$(17,458)	$(76,571)	$(46,600)
Impairment charges	60,315	20,098	38,483	27,402
Depreciation and amortization	56,334	50,248	52,746	56,654
Loss (gain) on dispositions of real estate investments	1,678	(21,326)	4,280	(34,102)
Discontinued operations FFO adjustments	114,949	32,772	32,784	32,839
FFO (as defined by NAREIT) attributable to common stockholders	32,961	64,334	51,722	36,193
Merger, transaction and other costs	1,579	1,792	1,901	1,576
Loss on extinguishment and modification of debt	418	2,412	317	13,090
Discontinued operations Core FFO adjustments	9	—	—	(4)
Core FFO attributable to common stockholders	34,967	68,538	53,940	50,855
Non-cash equity-based compensation	3,093	2,309	2,309	2,340
Non-cash portion of interest expense	2,486	2,510	2,496	2,580
Amortization related to above and below-market lease intangibles and right-of-use assets, net	160	1,572	1,805	1,901
Straight-line rent	(5,235)	(3,896)	(5,343)	(5,349)
Unrealized gains on undesignated foreign currency advances and other hedge ineffectiveness	6,351	(1,917)	—	(300)
Eliminate unrealized losses (gains) on foreign currency transactions [1]	3,304	(6,289)	4,360	(230)
Amortization of discounts on mortgages and senior notes	13,960	15,017	14,156	24,080
Expenses attributable to European tax restructuring [2]	—	—	—	16
Transition costs related to the REIT Merger and Internalization [3]	—	527	138	995
Forfeited disposition deposit [4]	—	(74)	(5)	(196)
Goodwill impairment [5]	7,134	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$66,220	$78,297	$73,856	$76,692

Weighted average common shares outstanding — Basic and Diluted	230,264	230,596	230,463	230,381
Net loss per share attributable to common shareholders	$(0.87)	$(0.08)	$(0.33)	$(0.20)
FFO per diluted common share	$0.14	$0.28	$0.22	$0.16
Core FFO per diluted common share	$0.15	$0.30	$0.23	$0.22
AFFO per diluted common share	$0.29	$0.34	$0.32	$0.33
Dividends declared to common stockholders	$64,027	$63,484	$63,722	$63,754
________
[1]For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2025, the loss on derivative instruments was $3.9 million which consisted of unrealized losses of $3.3 million and realized losses of $0.6 million. For the three months ended December 31, 2024, the gain on derivative instruments was $6.9 million, which consisted of unrealized gains of $6.3 million and realized gains of $0.6 million. For the three months ended September 30, 2024, the loss on derivative instruments was $4.7 million which consisted of unrealized losses of $4.4 million and realized losses of $0.3 million. For the three months ended June 30, 2024, the gain on derivative instruments was $0.5 million which consisted of unrealized gains of $0.2 million and realized gains of $0.3 million.
[2]Amounts relate to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[3] Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[4] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.
[5] This is a non-cash item and is added back as it is not considered indicative of operating performance.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
Debt Overview [1]
As of March 31, 2025

Year of Maturity	Number of Encumbered Properties [2]	Weighted-Average Debt Maturity (Years) [2]	Weighted-Average Interest Rate [3]	Total Outstanding Balance [4] (In thousands)	Percent
Non-Recourse Debt
2025 (remainder)	286	0.4	3.8%	$458,982
2026	68	1.1	3.8%	105,614
2027	10	2.6	4.4%	163,191
2028	123	3.3	4.1%	319,505
2029	122	4.1	4.8%	663,313
Thereafter	85	6.1	3.2%	140,061
Total Non-Recourse Debt	694	2.9	4.2%	1,850,666	54%

Recourse Debt
2026 - Revolving Credit Facility		1.5	4.4%	547,406
2027 - 3.75% Senior Notes		2.7	3.8%	500,000
2028 - 4.50% Senior Notes		3.5	4.5%	500,000
Total Recourse Debt		2.5	4.2%	1,547,406	46%

Total Debt		2.7	4.2%	$3,398,072	100%

Total Debt by Currency				Percent
USD				83%
EUR				16%
GBP				—%
CAD				1%
Total				100%

Footnotes:
[1]Excludes two mortgages that are classified within discontinued operations on the Company’s consolidated balance sheet as of March 31, 2025.
[2]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[3]As of March 31, 2025, the Company’s total combined debt was 91.4% fixed rate or swapped to a fixed rate and 8.6% floating rate. The weighted-average interest rate for Total Non-Recourse Debt and Total Debt were 4.5% and 4.4%, respectively, when including mortgages classified as part of discontinued operations.
[4]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of March 31, 2025 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Future Minimum Lease Rents
As of March 31, 2025
Amounts in thousands

Future Minimum Base Rent Payments [1]
2025 (remainder)	$379,983
2026	483,542
2027	435,471
2028	396,052
2029	333,207
2030	259,435
Thereafter	1,280,677
Total	$3,568,367
Footnotes:
[1]Base rent assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Diversification by Property Type/Segment

As of March 31, 2025
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$212,724	40%	31,882	62%	$114,465	49%	17,621	72%
Retail	134,832	25%	7,252	14%	31,815	14%	2,213	9%
Office	116,560	22%	6,682	13%	84,961	37%	4,613	19%
Multi-Tenant Retail Portfolio [3]	72,710	13%	5,532	11%	—	—%	—	—%
Total	$536,826	100%	51,348	100%	$231,241	100%	24,447	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.
[3] Represents the properties that are expected to be sold in the second quarter of 2025 and for which the results are currently reported as part of discontinued operations.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$207,886	40%	31,882	62%	$110,338	48%	17,621	72%
Retail	126,168	23%	7,252	14%	31,223	14%	2,213	9%
Office	118,871	23%	6,682	13%	85,877	38%	4,613	19%
Multi-Tenant Retail Portfolio [3]	71,467	14%	5,532	11%	—	—%	—	—%
Total	$524,392	100%	51,348	100%	$227,438	100%	24,447	100%

[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.
[3] Represents the properties that are expected to be sold in the second quarter of 2025 and for which the results are currently reported as part of discontinued operations.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Diversification by Tenant Industry
As of March 31, 2025
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$44,707	8%	3,052	6%	$43,117	19%	2,829	13%
Auto Manufacturing	42,828	8%	4,237	9%	25,421	11%	1,736	8%
Gas/Convenience	28,672	5%	655	1%	3,597	2%	79	—%
Healthcare	28,128	5%	1,252	3%	7,271	3%	381	2%
Freight	25,898	5%	2,766	6%	9,571	4%	875	4%
Discount Retail	25,817	5%	2,668	5%	2,074	1%	237	1%
Consumer Goods	22,036	4%	4,705	10%	20,452	9%	4,036	18%
Specialty Retail	18,469	3%	1,509	3%	5,492	2%	486	2%
Technology	14,892	3%	844	2%	10,923	5%	699	3%
Aerospace	14,658	3%	1,405	3%	2,575	1%	151	1%
Logistics	14,305	3%	2,269	5%	4,476	2%	1,443	6%
Retail Banking	13,614	3%	458	1%	3,537	2%	144	1%
Other [2]	242,802	45%	22,948	46%	92,735	39%	9,359	41%
Total	$536,826	100%	48,768	100%	$231,241	100%	22,455	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.
[2]Other includes 72 industry types as of March 31, 2025.
[3]Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Top Twenty Tenants
As of March 31, 2025
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight	$22,855	4.3%
Imperial Reliance, LLC	Retail	Gas/Convenience	22,296	4.2%
McLaren	Industrial & Distribution	Auto Manufacturing	19,877	3.7%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	2.7%
Government Services Administration (GSA)	Office	Government	11,602	2.2%
ING Bank	Office	Financial Services	10,473	2.0%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	1.9%
Dollar General	Retail	Discount Retail	9,764	1.8%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.7%
Truist Bank	Retail	Retail Banking	9,164	1.7%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.6%
Fresenius	Retail	Healthcare	7,950	1.5%
Finnair	Industrial & Distribution	Aerospace	7,786	1.5%
Home Depot	Industrial & Distribution	Home Improvement	7,542	1.4%
Boots UK Limited	Retail	Pharmacy	6,446	1.2%
Deutsche Bank	Office	Financial Services	5,775	1.1%
Crown Crest	Industrial & Distribution	Retail Food Distribution	5,639	1.1%
Tokmanni	Industrial & Distribution	Discount Retail	5,574	1.0%
Tidal Wave Auto Spa	Retail	Auto Services	5,548	1.0%
Walgreens	Industrial & Distribution	Pharmaceuticals	5,299	1.0%
Subtotal			206,257	38.6%

Remaining portfolio			330,569	61.4%

Total Portfolio			$536,826	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)
Diversification by Geography — As of March 31, 2025 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$406,637	75.9%	40,214	78.3%	$114,416	49.3%	14,767	60.5%
Michigan	52,123	9.7%	6,219	12.1%	13,683	5.9%	2,195	9.0%
Texas	37,103	6.9%	2,600	5.1%	12,605	5.5%	1,040	4.3%
Ohio	30,503	5.7%	5,147	10.0%	13,887	6.0%	3,253	13.3%
Georgia	26,908	5.0%	2,055	4.0%	760	0.3%	41	0.2%
North Carolina	21,422	4.0%	2,907	5.7%	3,679	1.6%	1,394	5.7%
South Carolina	17,984	3.3%	2,104	4.1%	2,876	1.2%	324	1.3%
Illinois	17,256	3.2%	1,644	3.2%	7,098	3.1%	777	3.2%
Alabama	14,027	2.6%	1,102	2.1%	401	0.2%	61	0.2%
Florida	13,863	2.6%	805	1.6%	2,246	1.0%	100	0.4%
Kentucky	11,916	2.2%	1,010	2.0%	2,550	1.1%	308	1.3%
Tennessee	11,129	2.1%	1,295	2.5%	6,668	2.9%	670	2.7%
Missouri	10,402	1.9%	949	1.8%	3,089	1.3%	340	1.4%
New Jersey	9,396	1.8%	421	0.8%	—	—%	—	—%
Pennsylvania	9,277	1.7%	683	1.3%	522	0.2%	24	0.1%
Indiana	8,947	1.7%	1,749	3.4%	2,686	1.2%	700	2.9%
Louisiana	8,546	1.6%	523	1.0%	542	0.2%	46	0.2%
New York	8,373	1.6%	1,055	2.1%	3,170	1.4%	292	1.2%
Oklahoma	8,334	1.6%	689	1.3%	699	0.3%	79	0.3%
Nevada	8,005	1.5%	408	0.8%	—	—%	—	—%
California	7,699	1.4%	1,002	2.0%	6,410	2.8%	731	3.0%
Mississippi	7,167	1.3%	597	1.2%	283	0.1%	14	0.1%
Massachusetts	6,656	1.2%	673	1.3%	6,099	2.6%	651	2.7%
Wisconsin	5,728	1.1%	398	0.8%	1,696	0.7%	32	0.1%
Arkansas	5,113	1.0%	168	0.3%	2,973	1.3%	90	0.4%
Kansas	4,899	0.9%	423	0.8%	345	0.1%	36	0.1%
Connecticut	4,598	0.9%	402	0.8%	2,903	1.3%	318	1.3%
Iowa	3,880	0.7%	402	0.8%	2,365	1.0%	269	1.1%
Minnesota	3,189	0.6%	333	0.6%	1,160	0.5%	208	0.8%
Colorado	3,107	0.6%	120	0.2%	2,701	1.2%	87	0.4%
West Virginia	3,005	0.6%	334	0.7%	223	0.1%	37	0.1%
Maryland	3,004	0.6%	249	0.5%	—	—%	—	—%
New Hampshire	2,779	0.5%	339	0.7%	2,380	1.0%	256	1.0%
Virginia	2,662	0.5%	173	0.3%	1,268	0.5%	92	0.4%
New Mexico	2,342	0.4%	160	0.3%	525	0.2%	46	0.2%
Maine	2,021	0.4%	64	0.1%	2,021	0.9%	64	0.3%
North Dakota	1,906	0.4%	193	0.4%	925	0.4%	47	0.2%
Nebraska	1,761	0.3%	113	0.2%	794	0.3%	39	0.2%
South Dakota	1,489	0.3%	101	0.2%	1,125	0.5%	54	0.2%
Rhode Island	1,436	0.3%	86	0.2%	—	—%	—	—%
Utah	1,357	0.3%	50	0.1%	437	0.2%	15	0.1%
Vermont	1,319	0.2%	235	0.5%	84	—%	22	0.1%
Wyoming	1,157	0.2%	84	0.2%	—	—%	—	—%
Montana	739	0.1%	70	0.1%	—	—%	—	—%
Idaho	731	0.1%	35	0.1%	198	0.1%	5	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	340	0.1%	10	—%	340	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	65,102	12.1%	4,833	9.4%	65,098	28.2%	4,835	19.8%
Netherlands	16,927	3.2%	1,007	2.0%	16,927	7.3%	1,007	4.1%
Finland	13,362	2.5%	1,457	2.8%	—	—%	—	—%
Germany	10,354	1.9%	1,584	3.1%	10,354	4.5%	1,584	6.5%
France	7,697	1.4%	1,416	2.8%	7,697	3.3%	1,416	5.8%
Channel Islands	5,841	1.1%	114	0.2%	5,841	2.5%	114	0.5%
Luxembourg	5,775	1.1%	156	0.3%	5,775	2.5%	156	0.6%
Canada	2,892	0.5%	372	0.7%	2,892	1.3%	372	1.5%
Italy	2,239	0.3%	195	0.4%	2,241	1.1%	196	0.7%
Total	$536,826	100%	51,348	100%	$231,241	100%	24,447	100%
Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.29 for GBP, €1.00 to $1.08 for EUR and C$1.00 to $0.70 as of March 31, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2025 (Unaudited)

Lease Expirations
As of March 31, 2025

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2025 (Remainder)	54	$29,904	5.6%	3,086	6.0%
2026	115	43,281	8.1%	3,074	6.0%
2027	160	43,518	8.1%	4,352	9.0%
2028	204	58,821	11.0%	5,766	12.0%
2029	195	71,602	13.3%	7,368	15.0%
2030	147	57,441	10.7%	4,598	9.0%
2031	65	27,909	5.2%	4,928	10.0%
2032	75	31,840	5.9%	2,574	5.0%
2033	54	32,403	6.0%	2,686	6.0%
2034	49	19,097	3.6%	1,396	3.0%
2025	26	13,255	2.5%	1,227	3.0%
2036	42	9,686	1.8%	905	2.0%
2037	23	2,799	0.5%	60	—%
2038	136	30,144	5.6%	1,772	4.0%
2039	28	13,303	2.5%	1,621	3.0%
2040	42	6,717	1.3%	213	—%
Thereafter (>2040)	88	45,106	8.4%	3,142	7.0%
Total	1,503	$536,826	100%	48,768	100%
Footnotes:
[1]Annualized rental income converted from local currency into USD as of March 31, 2025 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.